UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 14, 2006
NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 DIXIE ROAD, SUITE 100, BRAMPTON, ONTARIO, CANADA	L6T 5P6

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 905-863-0000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 14, 2006, Nortel Networks Corporation announced that its indirect subsidiary, Nortel Networks Inc. (“NNI”), has entered into a credit agreement for a new one-year credit facility in the aggregate principal amount of US$1.3 billion arranged by J.P. Morgan Securities Inc. and Citigroup Corporate and Investment Banking, or their affiliates in accordance with the binding commitments previously announced on February 1, 2006. NNI borrowed the full US$1.3 billion under the facility on February 14, 2006. The proceeds of the facility will primarily be used to refinance the outstanding US$1.275 billion aggregate principal amount of 6.125% Notes due February 15, 2006 of Nortel Networks Limited (the “Registrant”). The material terms of the new credit facility are described in the press release announcing the new facility, attached hereto as Exhibit 99.1, the credit agreement, attached hereto as Exhibit 10.1, the guarantee agreement, attached hereto as Exhibit 10.2, the U.S. security agreement, attached hereto as Exhibit 10.3, and the Canadian security agreement, attached hereto as Exhibit 10.4, all of which are incorporated by reference herein (other than information included on or linked from the registrant’s website referenced in such press release, which is not incorporated by reference into this report).
Certain of the banks extending the facility and their affiliates have provided in the past, and may provide in the future, certain commercial banking, financial advisory, investment banking and other services for the Company and its affiliates. In addition, these banks and their affiliates may effect transactions and hold for their own account or the account of customers long or short positions in debt or equity securities of the Company or its affiliates.
Nortel Networks Corporation owns all of the registrant’s common shares and the registrant is Nortel Networks Corporation’s principal direct operating subsidiary.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01 above.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.1	Credit Agreement dated February 14, 2006 among Nortel Networks Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Citigroup Global Markets, Inc., Citicorp USA, Inc., Royal Bank of Canada and Export Development Canada.
10.2	Guarantee Agreement dated February 14, 2006 among Nortel Networks Inc., Nortel Networks Limited, Nortel Networks Corporation, JPMorgan Chase Bank, N.A., and Export Development Canada.
10.3	U.S. Security Agreement dated February 14, 2006 among Nortel Networks Inc., the subsidiary lien grantors from time to time party thereto, JPMorgan Chase Bank and Export Development Canada.
10.4	Canadian Security Agreement dated February 14, 2006 among Nortel Networks Limited, Nortel Networks Corporation, the subsidiary lien grantors from time to time party thereto, JPMorgan Chase Bank and Export Development Canada.
99.1	Press Release issued by Nortel Networks Corporation on February 14, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED
By:	/s/ Gordon A. Davies
Gordon A. Davies
General Counsel – Corporate and Corporate Secretary

By:	/s/ Anna Ventresca
Anna Ventresca
Assistant Secretary

Dated: February 21, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated February 14, 2006 among Nortel Networks Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Citigroup Global Markets, Inc., Citicorp USA, Inc., Royal Bank of Canada and Export Development Canada.

10.2	Guarantee Agreement dated February 14, 2006 among Nortel Networks Inc., Nortel Networks Limited, Nortel Networks Corporation, JPMorgan Chase Bank, N.A., and Export Development Canada.

10.3	U.S. Security Agreement dated February 14, 2006 among Nortel Networks Inc., the subsidiary lien grantors from time to time party thereto, JPMorgan Chase Bank and Export Development Canada.

10.4	Canadian Security Agreement dated February 14, 2006 among Nortel Networks Limited, Nortel Networks Corporation, the subsidiary lien grantors from time to time party thereto, JPMorgan Chase Bank and Export Development Canada.

99.1	Press Release issued by the registrant on February 14, 2006.

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